Exhibit 23.2


((LETTERHEAD))
PRICEWATERHOUSECOOPERS (PWC)
                                                PricewaterhouseCoopers LLP
                                                Chartered Accountants
                                                1501 Toronto Dominion Tower
                                                10088 - 102 Avenue
                                                Edmonton Alberta
                                                Canada T5J 2Z1
                                                Telephone +1 (780) 441-6700
                                                Facsimile +1 (780) 441-6776

United States
Securities and Exchange Commission
Washington, D.C.  20549

November 21, 2000


Dear Sirs,

We hereby consent to the use in Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated November 17, 2999 relating to the financial statements of Pultronex Corporation, which appear in such Registration Statement. We also consent to the references to tus under the heading
"Experts" in such Registration Statement.



Yours very truly,

/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP



PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other member of the worldwide PricewaterhouseCoopers organization.


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